Exhibit 24

VECTREN CORPORATION
LIMITED POWER OF ATTORNEY
(To Sign and File Registration Statement)

The undersigned director and/or officer of VECTREN CORPORATION, an Indiana corporation (the “Company”), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 to register additional shares pursuant to the Vectren Corporation At Risk Compensation Plan, does hereby appoint each of Ronald E. Christian and Jerome A. Benkert, Jr. as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign said Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 30th day of June, 2011.

/s/ Carl L. Chapman	/s/ Robert G. Jones
Carl L. Chapman	Robert G. Jones

/s/ James H. DeGraffenreidt, Jr.	/s/ William G. Mays
James H. DeGraffenreidt, Jr.	William G. Mays

/s/ Niel C. Ellerbrook	/s/ J. Timothy McGinley
Niel C. Ellerbrook	J. Timothy McGinley

/s/ John D. Engelbrecht	/s/ R. Daniel Sadlier
John D. Engelbrecht	R. Daniel Sadlier

/s/ Anton H. George	/s/ Michael L. Smith
Anton H. George	Michael L. Smith

/s/ Martin C. Jischke	/s/ Jean L. Wojtowicz
Martin C. Jischke	Jean L. Wojtowicz

STATE OF INDIANA	)
) SS:
COUNTY OF VANDERBURGH	)

Before me, a notary public, in and for said County and State personally appeared Carl L. Chapman, James H. DeGraffenreidt, Jr., Niel C. Ellerbrook, John D. Engelbrecht, Anton H. George, Martin C. Jischke, Robert G. Jones, William G. Mays, J. Timothy McGinley, R. Daniel Sadlier, Michael L. Smith, and Jean L. Wojtowicz, who executed the above and foregoing Limited Power of Attorney on June 30, 2011.

Witness my hand and Notarial Seal this 30th day of June, 2011.

Notary Public

My Commission Expires:
December 4, 2016	/s/ Susan C. Albertson
Susan C. Albertson
Residing in Vanderburgh County